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                                                                EXHIBIT 23.01


INDEPENDENT AUDITORS' CONSENT


To the Board of Directors of
Entercom Communications Corp.
Bala Cynwyd, Pennsylvania

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-61381 of Entercom Communications Corp. of our report dated November 12, 1998, appearing in the Prospectus, which is a part of this Registration Statement, and of our report dated November 12, 1998, related to the financial statement schedule included elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
December 4, 1998